UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2011

MedQuist Holdings Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35069	98-0676666
(State of Incorporation or Organization)	Commission File Number)	(IRS Employer Identification No.)

9009 Carothers Parkway,

Franklin, Tennessee 37067

(Address of principal executive offices) (Zip Code)

(866) 295-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2011, Robert Aquilina informed the board of directors (the “Board”) of MedQuist Holdings Inc. (the “Company”) of his decision to resign from the Board. The resignation was effective on November 21, 2011.

On November 23, 2011, the Board elected Colin O’Brien to fill the vacancy created by Mr. Aquilina’s resignation. The Board has not yet appointed Mr. O’Brien to any committees. There are no transactions in which Mr. O’Brien has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Board has determined that Mr. O’Brien qualifies as an “Independent Director” as defined under NASDAQ Listing Rule 5605(a)(2) for all purposes under the rules and regulations of The NASDAQ Stock Market LLC. He will receive the standard compensation for independent directors for service on the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith to this Current Report on Form 8-K.

Exhibit No	Description

99.1	Press Release dated November 23, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Holdings Inc.

Date: November 28, 2011	By:	/s/ Mark R. Sullivan
Mark R. Sullivan

General Counsel & Chief Compliance Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release dated November 23, 2011